EXHIBIT 32-2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of WNC Housing Tax Credit Fund III, L.P. (the “Partnership”) for the quarter ended December 31, 2010 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), and pursuant to 18 U.S.C., section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, I, Melanie R. Wenk, Vice President -Chief Financial Officer of WNC & Associates, Inc., general partner of the Partnership, hereby certify that:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Partnership.

/s/MELANIE R. WENK
Melanie R. Wenk
Vice President-Chief Financial Officer of WNC & Associates, Inc.

Date: February 14, 2011